Exhibit 5.1

August 6, 2015

Caladrius Biosciences, Inc.
106 Allen Road, 4th Floor
Basking Ridge, NJ 07920

Re:	Caladrius Biosciences, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Caladrius Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified amount of securities of the Company consisting of:

(i)
senior debt securities or subordinated debt securities (collectively, the “Debt Securities”) to be issued in one or more series under the indenture (the “Indenture”) proposed to be entered into between the Company and a trustee to be named (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement;

(ii)	shares of preferred stock, par value $0.01 per share, of the Company to be issued in one or more series (the “Preferred Stock”);

(iii)	shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”);

(iv)
warrants (the “Warrants”) for the purchase of Common Stock, Preferred Stock or Debt Securities to be issued in one or more series pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named (the “Warrant Agent”); and

(v)	units of the Company (the “Units”), each consisting of ownership of any of the Debt Securities, Preferred Stock, Common Stock or Warrants, or any combination of such securities.

The Debt Securities, Preferred Stock, Common Stock, Warrants and Units are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Units may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be named.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the form of the Indenture;

(iii)
resolutions adopted by the Company’s board of directors (the “Board of Directors”) on July 30, 2015 relating to the registration of the Offered Securities and related matters, as certified by the Secretary of the Company as of the date hereof in the Secretary’s Certificate (as defined by below);

(iv)
(a) the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of August 6, 2015 and as certified by the Secretary of the Company as in effect as of the date hereof in the Secretary’s Certificate (as defined by below), and (b) the Amended and Restated By-laws, as amended, of the Company as presently in effect (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof in the Secretary’s Certificate (as defined by below); and

(v)
a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware, dated as of August 6, 2015 (the “Good Standing Certificate”); and

(vi)
the Secretary’s Certificate, dated as of the date hereof, of the Secretary of the Company (the “Secretary’s Certificate”), certifying as to, among other things, Certificate of Incorporation, the Bylaws and the resolutions adopted by the Board of Directors, all as in effect as of the date hereof.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies submitted to us conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that the Trustee, Warrant Agent and unit agent will have satisfied all regulatory and legal requirements applicable to their respective activities; (xi) that New York law will be chosen to govern the Warrant Agreement and Unit Agreement, and that such choice is legally enforceable; (xii) that the Debt Securities, Indenture, Warrant Agreement, Warrants, Unit Agreement and Units; (xiii) that the Offered Securities will be issued and sold as described in the Registration Statement, the Indenture, the Warrant Agreement and the Unit Agreement, as applicable; (xiv) that upon the issuance of any (a) shares of Common Stock, (b) shares of Common Stock which may be issued upon conversion of any shares of Preferred Stock into Common Stock, (c) shares of Common Stock which may be issued upon conversion or exchange of any Debt Securities into Common Stock or (d) shares of Common Stock which may be issued in connection with or as part of a Warrant or a Unit, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Certificate of Incorporation; and (xiv) that upon the issuance of any (a) shares of Preferred Stock, (b) shares of Preferred Stock which may be issued upon conversion of any shares of Preferred Stock of another class or series, (c) shares of Preferred Stock which may be issued upon conversion or exchange of any Debt Securities into Preferred Stock or (d) shares of Preferred Stock which may be issued in connection with or as part of a Warrant or a Unit, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue under the Certificate of Incorporation.
As to all questions of fact material to the opinions expressed herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company, including, without limitation, the Secretary’s Certificate.
Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.
Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture so as not to violate any applicable law, the Certificate of Incorporation as then in effect, the Bylaws as then in effect or the resolutions with respect thereto as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, exercise or settlement of any Debt Securities, Preferred Stock, Warrant or Units), when issued and sold in accordance with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.
With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a Prospectus Supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock (the “Certificate of Designation”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation as then in effect, the Bylaws as then in effect or the resolutions with respect thereto as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Preferred Stock has been issued in a form that complies with the Certificate of Incorporation, and to the extent certificates are issued for the Offered Preferred Stock, certificates in the form required under the DGCL representing the shares of the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrant or Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.
With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv)  the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Common Stock has been issued in a form that complies with the Certificate of Incorporation, and to the extent certificates are issued for the Offered Common Stock, certificates in the form required under the DGCL representing the shares of Offered Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrant or Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

4.
With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and any Indenture to be entered into in connection with the issuance of any Debt Securities related to such Offered Warrants has been qualified under the TIA; (ii) a Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the Warrant Agreement entered into in connection with the issuance of the Offered Warrants and any Indenture and supplemental indenture to be entered into in connection with the issuance of any Debt Securities related to such Offered Warrants have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Warrants and any Debt Securities related to such Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and Indenture and any supplemental indenture so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Stock or the Preferred Stock relating to the Offered Warrants has been duly authorized for issuance; (viii) the Debt Securities relating to the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture; and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants (including any Warrants duly issued upon conversion, exchange, exercise or settlement of any Debt Securities, Preferred Stock or Units), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding underwriting, purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.
With respect to any series of Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and any Indenture to be entered into in connection with the issuance of any Debt Securities related to such Offered Units has been qualified under the TIA; (ii) a Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters; (v) the Unit Agreement entered into in connection with the issuance of the Offered Units and any Indenture and supplemental indenture to be entered into in connection with the issuance of any Debt Securities related to such Offered Units have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Units and any Debt Securities related to such Offered

Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and Indenture and any supplemental indenture so as not to violate any applicable law, the Certificate of Incorporation as then in effect, Bylaws as then in effect or the resolutions with respect thereto as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Stock or the Preferred Stock relating to the Offered Units have been duly authorized for issuance; (viii) the Debt Securities relating to the Offered Units have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture thereto; and (ix) the Offered Units have been duly issued in a form that complies with the Unit Agreement and have been duly executed, countersigned, issued to the purchasers thereof and delivered in accordance with the provisions of the applicable Unit Agreement, the Offered Units (including any Units duly issued upon conversion, exchange, exercise or settlement of any Debt Securities, Warrants, Preferred Stock or Units), when issued and sold in accordance with the applicable Unit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
The opinions expressed herein are subject to the following exceptions, qualifications and limitations:
A.They are limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

B.The opinions above are subject to the following qualifications and exceptions:

1.With reference to, but without limiting in any way, qualification A above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Company’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

2.No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Offered Securities or their governing documents allowing any party to exercise any remedial rights without notice to the Company, (ii) the validity or enforceability of any waiver of demand by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Offered Securities or their governing documents purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the Offered Securities or their governing documents which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Indenture, (v) the validity or enforceability of any provision of the Offered Securities or their governing documents which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Offered Securities or their governing documents that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) the validity or enforceability of any provision of the Offered Securities or their governing documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any of the Offered Securities or their governing documents.

3.In addition, we express no opinion as to the acceptance by a Federal court located in the State of New York of jurisdiction of a dispute arising under the Offered Securities or their governing documents.

4.No opinion is expressed as to the validity or enforceability of any provision of any of the Offered Securities or their governing documents that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York and (ii) to the extent set forth in opinion paragraphs 2 and 3 above with respect to the Offered Preferred Stock and Offered Common Stock, the Delaware General Corporation Law.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Paul Hastings LLP